UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2009 (August 13, 2009)

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000
Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Public Offering of Common Shares

On August 13, 2009, U-Store-It Trust (the “Company”) and U-Store-It, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”).  Pursuant to the terms and conditions of the Agreement, the Company agreed to sell 28,000,000 common shares of beneficial interest, par value $0.01 per share, at a price to the public of $5.25 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to 4,200,000 additional common shares to cover overallotments, if any, at the price to the public, less the underwriting discounts and commissions.  The common shares were offered and sold pursuant to a prospectus supplement, dated August 13, 2009 and related prospectus, dated January 13, 2009, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-156463). A copy of the Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Heitman Joint Venture

On August 13, 2009, the Company announced that it closed the previously announced joint venture with an affiliate of Heitman, LLC. Pursuant to the Amended and Restated Limited Partnership Agreement of YSI — HART LIMITED PARTNERSHIP dated August 13, 2009, the Company, through a wholly-owned affiliate, formed a joint venture with an affiliate of Heitman, LLC. As a result, the Company received approximately $51 million in cash for a 50 percent interest in the unleveraged joint venture. Pursuant to the Contribution Agreement dated August 6, 2009, the Company contributed 22 of its wholly-owned properties, which are located in eight states and have an agreed upon value of $102 million. The Company will continue day-to-day operation of the properties and will receive a market-rate management fee.

A copy of the Amended and Restated Limited Partnership Agreement of YSI — HART LIMITED PARTNERSHIP dated August 13, 2009 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  In addition, the parties entered into an amendment to the Contribution Agreement dated August 6, 2009, which was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on August 7, 2009.  This amendment revises the indemnification provisions set forth in Section 7 and clarifies other minor provisions in the Contribution Agreement. A copy of the First Amendment to Contribution Agreement dated August 13, 2009 is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the press releases announcing the pricing of the common share offering and the closing of the Heitman joint venture are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated August 13, 2009, by and among U-Store-It Trust, U-Store-It, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as representatives of the several underwriters.

5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Bass, Berry & Sims PLC regarding tax matters.
10.1	Amended and Restated Limited Partnership Agreement of YSI – HART LIMITED PARTNERSHIP dated August 13, 2009
10.2	First Amendment to Contribution Agreement dated august 13, 2009
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).
99.1	Press release dated August 13, 2009, regarding pricing of common share offering.
99.2	Press release dated August 13, 2009, regarding closing of Heitman joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

Date: August 14, 2009	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement dated August 13, 2009, by and among U-Store-It Trust, U-Store-It, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as representatives of the several underwriters.

5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Bass, Berry & Sims PLC regarding tax matters.
10.1	Amended and Restated Limited Partnership Agreement of YSI – HART LIMITED PARTNERSHIP dated August 13, 2009
10.2	First Amendment to Contribution Agreement dated august 13, 2009
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).
99.1	Press release dated August 13, 2009, regarding pricing of common share offering.
99.2	Press release dated August 13, 2009, regarding closing of Heitman joint venture.